Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

AIM ImmunoTech Inc.

Ocala, Florida

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-118903, 333-155528, 333-160499, 333-209060, 333-220296, 333-227543 and 333-240315), Form S-3 (No. 333-205228 and 333-226059) and Form S-1 (No. 333-217671, 333-220756, 333-226057, 333-229051 and 333-233657) of AIM ImmunoTech Inc. of our report dated March 30, 2021, relating to the consolidated financial statements, which appears in this Form 10-K.

/s/ BDO USA, LLP

Miami, Florida

March 30, 2021